UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Laidlaw International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Set forth below is a list of talking points used during discussions with unionized employees of Laidlaw International, Inc. on and after February 9, 2007.
Today, we announced that Laidlaw and FirstGroup will merge, once all shareholder and regulatory approvals can be obtained.
As one of the unions representing Laidlaw employees, it’s important for you to understand what’s happening with this merger, and how employees will be impacted.
Today’s announcement is exciting because it means good things for Laidlaw, for our employees and for our customers.
•	We can continue to invest in systems and technology that will benefit the industry as a whole.
•	And, we can now spread the cost of those investments over 60,000 buses.
•	That means we can meet customer demands for improved services.
Until the deal closes, you’ll see no change in our business as we continue to operate as a separate and independent company.
All union agreements will remain in effect. Any negotiations underway will proceed normally.
Laidlaw is committed to working with our unions to ensure our customer needs are met.
At LES, we work with more than 25 national/international unions. More than 18,000 of our 45,000 employees are part of a union. [note: Teamsters represent almost 7,000 of those employees]
While today we have just announced this transaction, we have many hurdles to pass. Shareholders from both companies must approve the deal. Various regulatory approvals must happen as well.
We’ll keep you updated as developments arise. Do you have any questions that I can now address?
Additional Information and Where to Find It
In connection with the proposed merger and required stockholder approval, Laidlaw International will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to Laidlaw’s stockholders. Laidlaw’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the above-described transactions and Laidlaw. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Laidlaw by going to Laidlaw’s Investors page on its corporate website at www.laidlaw.com or by directing a request to Laidlaw International, 55 Shuman Boulevard, Naperville, IL, 60563. Attention: Investor Relations.
Laidlaw and FirstGroup and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Laidlaw in connection with the above-described transactions. Information about Laidlaw and its directors and officers can be found in Laidlaw’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Information about FirstGroup and its directors and officers can be found in FirstGroup’s Annual Reports available on FirstGroup’s Investor Centre page on its corporate website at www.firstgroup.com. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.